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NUMBER                                                               Exhibit 4.1
CUSIP
                                  COMMON STOCK

                               MB FINANCIAL, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND




This Certifies that


is the owner of

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                           PAR VALUE $.01 PER SHARE OF

MB FINANCIAL, INC. (the "Corporation"), a Maryland corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. This security is not a deposit or account and is not federally insured or guaranteed.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to bear the facsimile signatures of its duly authorized officers and to be sealed with the facsimile of its corporate seal.


DATED


             Doria Koros            Mitchell Feiger
             Secretary                     President and Chief Executive Officer


                            [Seal]


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         The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation.

         Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Corporation may require a bond of indemnity as a condition to the issuance of a replacement certificate.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


 UNIF GIFT MIN ACT _______ Custodian       UNIF TRANS MIN ACT _______ Custodian

  ________         (Cust)       (Minor)    ________           (Cust)     (Minor)

 Under Uniform Gift to Minors              Under Uniform Transfers to Minors
 Act - ______________                      Act - ______________
          (State)                                    (State)



                           TEN COM - as tenants in common
                           TEN ENT - as tenants by the entireties
                           JT TEN - as joint tenants with right of survivorship and not as tenants in common

                           Additional abbreviations may also be used though not in the above list.

For Value Received, _______________________________________ hereby sell, assign and transfer unto ______________________________________________________________

______________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


________________________Shares of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

_______________________________________________ Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________________________________________

NOTICE: THE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.